Exhibit (a)(2)(ii)

TRICON RESIDENTIAL INC.
(the "**Corporation**")

Special Meeting
March 28, 2024 at 10:00 AM (Canada/Eastern Daylight)
https://web.lumiconnect.com/#/411155572 Password: tricon2024 (case sensitive) Meeting ID: 411-155-572
(the "**Meeting**")

Proxy Voting - Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION.**
2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.**
3. **If you appoint the Management Nominees indicated on the reverse to vote on your behalf, they must also vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**
4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.
5. **The securityholder has a right to appoint a person or company to represent the securityholder at the meeting other than the person or company designated in the form of proxy.** Such right may be exercised by inserting, on the reverse of this form, in the space labeled "Please print appointee name", the name of the person to be appointed, who need not be a securityholder of the Corporation.
6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the securityholders of the Corporation.
7. To be valid, this proxy must be filed using one of the ***Voting Methods*** and must be received by *TSX Trust Company* before the ***Filing Deadline for Proxy,*** noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.
8. If the holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the holder may be required to provide documentation evidencing the signatory's power to sign the proxy.
9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol.

Electronic Delivery
If you are a registered securityholder and wish to enroll for electronic delivery for future issuer communications including meeting related materials, financial statements, DRS, etc., where applicable, you may do so:

1. After you vote online at www.voteproxyonline.com using your control number.
2. Through TSX Trust's online portal, Investor Insite. You may log in or enroll at https://www.tsxtrust.com/investor-login

For details go to www.tsxtrust.com/consent-to-electronic-delivery

VOTING METHOD	
Internet	Go to www.voteproxyonline.com and enter the 12 digit control number
FACSIMILE	416-595-9593
MAIL or HAND DELIVERY	TSX Trust Company 301-100 Adelaide Street West Toronto, Ontario, M5H 4H1

Investor inSite
TSX Trust Company offers at no cost to holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable holder forms and Frequently Asked Questions.

To register, please visit: https://tsxtrust.com/t/investor-hub/forms/investor-insite-registration and complete the registration form.

For assistance, please contact TSX TRUST INVESTOR SERVICES.

Mail:	301 - 100 Adelaide Street West Toronto, ON, M5H 4H1
Tel:	1-866-600-5869
Email:	tsxtis@tmx.com

FORM OF PROXY (“PROXY”) TRICON RESIDENTIAL INC. (the “Corporation”) CONTROL NUMBER: «CONTROL_NUMBER» Special Meeting March 28, 2024 at 10:00 AM (Canada/Eastern Daylight) https://web.lumiconnect.com/#/411155572 Password: tricon2024 (case sensitive) Meeting ID: 411-155-572 SECURITY CLASS: Common Shares RECORD DATE: Feb. 13, 2024 FILING DEADLINE FOR March 26, 2024 at 10:00 AM PROXY: (Canada/Eastern Daylight) APPOINTEES The undersigned hereby appoints David Berman, Executive Chairman whom failing Gary Berman, Chief Executive O?cer or failing both of them Peter Sacks, Lead Director (the “Management Nominees”) or instead of any of them, the following Appointee PLEASE PRINT APPOINTEE NAME as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, - SEE VOTING GUIDELINES ON REVERSE - RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES 1. Arrangement Resolution FOR AGAINST To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is outlined in Appendix “A” of the accompanying management information circular (the “Circular”), to approve an arrangement under section 182 of the Business Corporations Act (Ontario) involving Tricon Residential Inc. (the “Company”) and Creedence Acquisition ULC (the “Purchaser”) in accordance with the arrangement agreement between the Purchaser and the Company dated January 18, 2024, as it may be modi?ed, supplemented or amended from time to time in accordance with its terms, and all the transactions contemplated thereby, pursuant to which among other things, the Purchaser would acquire all of the issued and outstanding common shares of the Company, as more particularly described in the Circular.